                            SCHEDULE 14A INFORMATION
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                 Intevac, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

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     (4)  Date Filed:

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

                                 [INTEVAC LOGO]

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Intevac, Inc., a California corporation (the "Company") which will be held on May 13, 1999, at 9:00 a.m., local time, at the Company's headquarters, 3550 Bassett Street, Santa Clara, California 95054.

     At the Annual Meeting, you will be asked to consider and vote upon the following proposals: (i) to elect five (5) directors of the Company; (ii) to approve an amendment to the Employee Stock Purchase Plan to increase the number of shares reserved thereunder; and (iii) to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1999.

     The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting. After careful consideration, the Company's Board of Directors has unanimously approved the proposals and recommends that you vote FOR each such proposal.

     After reading the Proxy Statement, please mark, date, sign and return the enclosed proxy card in the accompanying reply envelope to ensure receipt by the Company's Transfer Agent no later than May 12, 1999. If you decide to attend the Annual Meeting and would prefer to vote in person, please notify the Secretary of the Company that you wish to vote in person and your proxy will not be voted. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

     A copy of the Company's 1998 Annual Report has been mailed concurrently herewith to all shareholders entitled to notice of and to vote at the Annual Meeting.

     We look forward to seeing you at the Annual Meeting. Please notify Kathleen Sinclair at (408) 496-2877 if you plan to attend.

                                          Sincerely yours,

                                          /s/ Norman H. Pond

                                          Norman H. Pond
                                          President and Chief Executive Officer

Santa Clara, California
March 30, 1999

                                   IMPORTANT

PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE SO THAT IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, YOUR SHARES MAY BE VOTED.

                                 INTEVAC, INC.
                              3550 BASSETT STREET
                         SANTA CLARA, CALIFORNIA 95054
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 13, 1999
                            ------------------------

TO OUR SHAREHOLDERS:

     You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Intevac, Inc., a California corporation (the "Company"), to be held on May 13, 1999 at 9:00 a.m., local time, at the Company's headquarters, 3550 Bassett Street, Santa Clara, California 95054, for the following purposes:

          1. To elect directors to serve for the ensuing year or until their respective successors are duly elected and qualified. The nominees are Norman H. Pond, Robert D. Hempstead, Edward Durbin, David N. Lambeth and H. Joseph Smead.

          2. To approve an amendment to the Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 500,000.

          3. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1999.

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice.

     Only shareholders of record at the close of business on March 16, 1999 are entitled to notice of and to vote at the Annual Meeting and at any continuation or adjournment thereof.

     All shareholders are cordially invited and encouraged to attend the Annual Meeting. In any event, to ensure your representation at the meeting, please carefully read the accompanying Proxy Statement which describes the matters to be voted on at the Annual Meeting and sign, date and return the enclosed proxy card in the reply envelope provided. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to ensure that all your shares will be voted. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy card will assist us in preparing for the Annual Meeting.

     We look forward to seeing you at the Annual Meeting. Please notify Kathleen Sinclair at (408) 496-2877 if you plan to attend.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ CHARLES B. EDDY III

                                          CHARLES B. EDDY III
                                          Vice President, Finance and
                                          Administration,
                                          Chief Financial Officer, Treasurer and
                                          Secretary

Santa Clara, California
March 30, 1999

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. IN ANY EVENT, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO VOTE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED.

                                PROXY STATEMENT

                   FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
                                 INTEVAC, INC.
                            TO BE HELD MAY 13, 1999

                                    GENERAL

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Intevac, Inc., a California corporation (the "Company" or "Intevac"), of proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on May 13, 1999, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shareholders of record on March 16, 1999 will be entitled to vote at the Annual Meeting. The Annual Meeting will be held at 9:00 a.m., local time, at the Company's headquarters, 3550 Bassett Street, Santa Clara, California 95054.

     It is anticipated that this Proxy Statement and the enclosed proxy card will be first mailed to shareholders on or about March 30, 1999.

                                 VOTING RIGHTS

     The close of business on March 16, 1999 was the record date for shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. At the record date, the Company had approximately 11,943,145 shares of its Common Stock outstanding and entitled to vote at the Annual Meeting, held by approximately 200 shareholders of record. The Company believes that approximately 2,300 beneficial owners hold shares through brokers, fiduciaries and nominees. Holders of Common Stock are entitled to one vote for each share of Common Stock so held. A majority of the shares of Common Stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting.

     If any shareholder is unable to attend the Annual Meeting, such shareholder may vote by proxy. The enclosed proxy is solicited by the Company's Board of Directors (the "Board of Directors" or the "Board"), and, when the proxy card is returned properly completed, it will be voted as directed by the shareholder on the proxy card. Shareholders are urged to specify their choices on the enclosed proxy card. If a proxy card is signed and returned without choices specified, in the absence of contrary instructions, the shares of Common Stock represented by such proxy will be voted FOR Proposals 1, 2 and 3 and will be voted in the proxy holders' discretion as to other matters that may properly come before the Annual Meeting.

     The five director nominees receiving the highest number of affirmative votes will be elected. Votes against a nominee, abstentions and brokers non-votes will have no effect on the election of directors. Approval of Proposals 2 and 3 require (i) the affirmative vote of a majority of those shares present and voting, and (ii) the affirmative vote of the majority of the required quorum. Thus, abstentions and broker non-votes can have the effect of preventing approval of a proposal where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

                            REVOCABILITY OF PROXIES

     Any person giving a proxy has the power to revoke it at any time before its exercise. A proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

                            SOLICITATION OF PROXIES

     The Company will bear the cost of soliciting proxies. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. The Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not intend to solicit proxies other than by mail.

     THE ANNUAL REPORT OF THE COMPANY FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 HAS BEEN MAILED CONCURRENTLY WITH THE MAILING OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT TO ALL SHAREHOLDERS ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING. THE ANNUAL REPORT IS NOT INCORPORATED INTO THIS PROXY STATEMENT AND IS NOT CONSIDERED PROXY SOLICITING MATERIAL.

                                PROPOSAL NO. 1:

                             ELECTION OF DIRECTORS

     At the Annual Meeting, five directors (constituting the entire board) are to be elected to serve until the next Annual Meeting of Shareholders and until a successor for each such director is elected and qualified, or until the death, resignation, or removal of such director. It is intended that the proxies will be voted for the five nominees named below unless authority to vote for any such nominee is withheld. All five nominees are currently directors of the Company, and all were elected to the Board by the shareholders at the last annual meeting. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any other person who is designated by the current Board of Directors to fill the vacancy. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the nominees named below. The five candidates receiving the highest number of the affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company. The proxies solicited by this Proxy Statement may not be voted for more than five nominees.

                                    NOMINEES

     Set forth below is information regarding the nominees to the Board of Directors.

           NAME                         POSITION(S) WITH THE COMPANY              AGE
           ----                         ----------------------------              ---
Norman H. Pond............  Chairman of the Board, President and Chief Executive  60
                            Officer
Robert D. Hempstead.......  Chief Operating Officer                               55
Edward Durbin(1)..........  Director                                              71
David N. Lambeth(1)(2)....  Director                                              51
H. Joseph Smead(2)........  Director                                              73

---------------
(1) Member of the Audit Committee

(2) Member of the Compensation Committee

           BUSINESS EXPERIENCE OF NOMINEES FOR ELECTION AS DIRECTORS

     Mr. Pond is a founder of the Company and has served as Chairman of the Board, President and Chief Executive Officer since February 1991. Before joining the Company, from 1988 to 1990, Mr. Pond served as President and Chief Operating Officer of Varian Associates, Inc. ("Varian"), a publicly held manufacturer of semiconductor, communication, defense and medical products, where he was responsible for overall management of Varian's operations. From 1984 to 1988, Mr. Pond was President of Varian's Electron Device and Systems Group and became a Director of Varian in 1986. Prior to joining Varian, Mr. Pond was employed by Teledyne, a diversified electronics company, from 1963 to 1984 where he served in various positions, including as Group Executive. Mr. Pond holds a B.S. in physics from the University of Missouri at Rolla and a M.S. in physics from the University of California at Los Angeles.

     Dr. Hempstead has served as Chief Operating Officer of the Company since April 1996. He was appointed a Director of the Company in 1997. Before joining the Company, Dr. Hempstead served as Executive Vice President of Censtor Corp., a manufacturer of computer disk drive heads and disks, from November 1994 to February 1996. He was a self-employed consultant from 1989 to November 1994. Dr. Hempstead holds a B.S. and M.S. in electrical engineering from Massachusetts Institute of Technology and a Ph.D. in physics from the University of Illinois.

     Mr. Durbin has served as a Director of the Company since February 1991. Mr. Durbin is the Vice Chairman of Kaiser Aerospace and Electronics Corporation ("Kaiser"), a privately held manufacturer of electronic and electro-optical systems, responsible for marketing and business development since joining Kaiser in 1975. Mr. Durbin currently serves as a director for all of Kaiser's subsidiaries. Mr. Durbin holds a B.S. in electrical engineering from The Cooper Union and a M.S. in electrical engineering from the Polytechnic Institute of Brooklyn.

     Dr. Lambeth has served as a Director of the Company since May 1996. Dr. Lambeth has been Professor of electrical and computer engineering and Associate Director of the Data Storage Systems at Carnegie Mellon University since 1989. Since 1988, Dr. Lambeth has been the owner of Lambeth Systems, an engineering consulting firm. From 1973 to 1988, Dr. Lambeth worked at Eastman Kodak Company's Research Laboratories, most recently as the head of the Magnetic Material Laboratory. Dr. Lambeth holds a B.S. in electrical engineering from the University of Missouri and a Ph.D. in physics from the Massachusetts Institute of Technology.

     Dr. Smead has served as a Director of the Company since February 1991. Dr. Smead joined Kaiser in 1974 and served as Kaiser's President from 1974 until October 1997. Dr. Smead served as President and Chairman of the Board of Directors of K Systems, Inc. ("KSI"), Kaiser's parent company, from 1977 until October 1997. Dr. Smead currently serves as Chairman of the Board of Directors of Kaiser and as a director for all of Kaiser's subsidiaries. Dr. Smead holds a B.S. in electrical engineering from the University of Colorado, a M.S. in electrical engineering from the University of Washington and a Ph.D. in electrical engineering from Purdue University.

                         BOARD MEETINGS AND COMMITTEES

     The Board of Directors held four(4) meetings during fiscal 1998. All members of the Board of Directors during fiscal 1998 attended at least seventy-five percent (75%) of the aggregate of the total number of meetings of the Board of Directors held during the fiscal year and the total number of meetings held by all committees of the Board on which each such director served. There are no family relationships among executive officers or directors of the Company. The Board of Directors has an Audit Committee and a Compensation Committee.

     The Audit Committee of the Board of Directors held four (4) meetings during fiscal 1998. The Audit Committee, which during 1998 was comprised of Mr. Durbin and Dr. Lambeth, recommends engagement of the Company's independent auditors, approves services performed by such auditors, and reviews and evaluates the Company's accounting system and its system of internal controls.

     The Compensation Committee of the Board of Directors held one (1) meeting during fiscal 1998. The Compensation Committee, which during 1998 was comprised of Dr. Lambeth and Dr. Smead, has overall responsibility for the Company's compensation policies and determines the compensation payable to the Company's executive officers, including their participation in certain of the Company's employee benefit and stock plans.

                             DIRECTOR COMPENSATION

     Directors of the Company do not receive compensation for services provided as a director. The Company also does not pay compensation for committee participation or special assignments of the Board of Directors. However, the directors are eligible to receive periodic option grants under the Discretionary Option Grant and Automatic Option Grant Programs in effect under the Company's 1995 Stock Option/Stock Issuance Plan (the "1995 Plan"). Under the Discretionary Option Grant Program, all directors are eligible to receive option grants, when and as determined by the Board of Directors. No non-employee Board members received any option grants under the Discretionary Option Grant Program during the 1998 fiscal year.

     Under the Automatic Option Grant Program, each individual who was serving as a non-employee Board member on the November 20, 1995 effective date of the 1995 Plan received an option grant for 10,000 shares of Common Stock with an exercise price of $6.00 per share, the price per share at which the Common Stock was sold in the Company's initial public offering on that date. Each individual who first becomes a non-employee Board member at any time after November 20, 1995 will receive a similar 10,000-share option grant on the date such individual joins the Board, provided such individual has not been in the prior employ of the Company. In addition, on the date of each Annual Shareholders Meeting, each individual who is to continue to serve as a non-employee Board member, whether or not that individual has been in the prior employ of the Company, will receive an option grant to purchase 2,500 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six months.

     Each option under the Automatic Grant Program has an exercise price per share equal to the fair market value per share of the Company's Common Stock on the grant date and a maximum term of 10 years, subject to earlier termination following cessation of the optionee's Board service. Each such option is immediately exercisable for any or all of the option shares; however, any shares purchased under the option are subject to repurchase by the Company, at the option exercise price paid per share, should the optionee cease service as a Board member prior to vesting in those shares. The shares subject to each initial 10,000-share grant vest in four successive equal annual installments over the optionee's period of Board service, with the first installment vesting upon the optionee's completion of one year of Board service measured from the grant date. All shares subject to each 2,500-share grant vest upon the optionee's completion of one year of Board service measured from the grant date. However, the shares subject to all options immediately vest upon (i) certain changes in the ownership or control of the Company or (ii) the death or disability of the optionee while serving as a Board member.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR ELECTION OF ALL OF THE ABOVE NOMINEES FOR ELECTION AS DIRECTORS.

                                PROPOSAL NO. 2:

           APPROVAL OF AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN

     The Company's shareholders are being asked to approve an amendment to the Company's Employee Stock Purchase Plan (the "Purchase Plan") which will increase the maximum number of shares of Common Stock authorized for issuance over the term of the Purchase Plan by 500,000 shares, bringing the total shares currently reserved for issuance under the Purchase Plan to 1,000,000 shares.

     The amendment is designed to assure that a sufficient reserve of Common Stock is available under the Purchase Plan to provide eligible employees of the Company and its participating affiliates with the opportunity to acquire a proprietary interest in the Company through participation in a payroll-deduction based employee stock purchase plan under Section 423 of the Internal Revenue Code. Participating affiliates may include any parent or subsidiary corporations of the Company, whether now existing or hereafter established, which elect to extend the benefits of the Purchase Plan to their eligible employees.

     The Purchase Plan was adopted by the Board of Directors on September 14, 1995, approved by the shareholders in October 1995 and amended in May 1997. The Purchase Plan became effective on November 20, 1995 at the time of the initial public offering of the Company's Common Stock. The share increase to the Purchase Plan which is the subject of this Proposal No. 2 was adopted by the Board on January 28, 1999, subject to the approval of the shareholders at the 1999 Annual Meeting.

     The terms and provisions of the Purchase Plan, as most recently amended, are summarized below. However, the summary does not purport to be a complete description of the Purchase Plan. Copies of the actual plan document may be obtained by any stockholder upon written request to the Corporate Secretary at the Company's executive offices in Santa Clara, California.

ADMINISTRATION

     The Purchase Plan is administered by the Compensation Committee of the Board. Such committee, as Plan Administrator, has full authority to adopt administrative rules and procedures and to interpret the provisions of the Purchase Plan. All costs and expenses incurred in plan administration are paid by the Company without charge to participants.

SECURITIES SUBJECT TO THE PURCHASE PLAN

     The shares of Common Stock available for issue under the Purchase Plan may be either shares newly issued by the Company or shares reacquired by the Company, including shares purchased on the open market. The maximum number of shares of Common Stock which may be sold to participants over the term of the Purchase Plan may not exceed 1,000,000 shares, assuming the shareholders approve the share increase which forms part of this proposal. As of January 29, 1999, 411,964 shares had been issued under the Purchase Plan.

     In the event that any change is made to the Company's outstanding Common Stock (whether by reason of any recapitalization, stock dividend, stock split, exchange or combination of shares or other change in corporate structure effected without the Company's receipt of consideration), appropriate adjustments will be made to (i) the class and maximum number of securities issuable over the term of the Purchase Plan, (ii) the class and maximum number of securities purchasable per participant on any one semi-annual purchase date and (iii) the class and number of securities and the price per share in effect under each outstanding purchase right.

PURCHASE PERIODS AND PURCHASE RIGHTS

     Shares of Common Stock are offered under the Purchase Plan through a series of successive offering periods, each with a maximum duration of twenty-four (24) months, with the exception of the initial offering period. The initial offering period began on November 20, 1995 and ended on the last business day in January 1998. The second offering period started on the first business day in February 1998 and, due to the triggering of the automatic reset provision of the Purchase Plan, ended on the last business day of January 1999. The next offering period began on the first business day of February 1999 and will end on the last business day of July 1999. The term of subsequent offering periods will be determined by the Plan Administrator.

ELIGIBILITY AND PARTICIPATION

     Any individual who is employed on a basis under which he or she is expected to work for more than twenty (20) hours per week for more than five (5) months per calendar year in the employ of the Company or any participating parent or subsidiary corporation (including any corporation which subsequently becomes such at any time during the term of the Purchase Plan) is eligible to participate in the Purchase Plan. As of February 1, 1999, the Company estimated that approximately 270 employees, including two (2) executive officers, were eligible to participate in the Purchase Plan.

     An individual who is an eligible employee at the start of any offering period may join that offering period at that time or on any subsequent semi-annual entry date (the first business day in February or August each year) within that offering period. An individual who first becomes an eligible employee after such start date may join the offering period on any semi-annual entry date within that offering period after the date on which he or she became an eligible employee.

     At the time the participant joins the offering period, he or she is granted a purchase right to acquire shares of Common Stock at semi-annual intervals over the remainder of that offering period. The purchase dates will occur on the last business day in January and July each year, and all payroll deductions collected from the participant for the period ending with each such semi-annual purchase date will automatically be applied to the purchase of Common Stock. Payroll deductions may not exceed ten percent (10%) of base salary for each semi-annual period of participation, and no participant may purchase more than 750 shares per semi-annual purchase date.

PURCHASE PRICE

     The purchase price of the Common Stock acquired on each semi-annual purchase date will be equal to eighty-five percent (85%) of the lower of (i) the fair market value per share of Common Stock on the participant's entry date into the offering period or (ii) the fair market value on the semi-annual purchase date. However, the clause (i) amount for any participant whose entry date is other than the start date of the offering period will not be less than the fair market value per share of Common Stock on that start date.

     The fair market value per share of Common Stock on the November 20, 1995 effective date of the Purchase Plan was deemed to be equal to the $6.00 per share price at which the Common Stock was sold in the initial public offering on that date. The fair market value of the Common Stock on any other relevant date under the Purchase Plan is deemed to be equal to the closing selling price per share on such date on the Nasdaq National Market. On January 29, 1999, the fair market value per share of Common Stock was $8.75 per share.

PAYROLL DEDUCTIONS AND STOCK PURCHASES

     Each participant may authorize periodic payroll deductions in any multiple of 1% (up to a maximum of 10%) of his or her base salary each offering period to be applied to the acquisition of Common Stock on the semi-annual purchase dates. On each semi-annual purchase date (the last business day in January and July each year), the payroll deductions of each participant will automatically be applied to the purchase of whole shares of Common Stock at the purchase price in effect for the participant for that purchase date.

AUTOMATIC RESET

     Should the fair market value per share of Common Stock on any semi-annual purchase date within an offering period be less than the fair market value per share of Common Stock on the start date of that offering period, then the offering period will automatically terminate immediately after the purchase of shares of Common Stock on that semi-annual purchase date, and a new offering period will begin on the next business day following such purchase date. The duration of that new offering period will be established by the Plan Administrator within five (5) business days following such start date.

SPECIAL LIMITATIONS

     The Purchase Plan imposes certain limitations upon a participant's rights to acquire Common Stock, including the following:

     - No individual who owns stock (including stock purchasable under any outstanding purchase rights) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates may participate in the Purchase Plan.

     - No individual may participate in the Purchase Plan at a rate which would permit such individual to purchase more than $25,000 of Common Stock (valued at the beginning of the individual's participation in an offering period) during any one calendar year.

     - No participant may purchase more than 750 shares of Common Stock on any semi-annual purchase date.

TERMINATION OF PURCHASE RIGHTS

     A participant may withdraw from the Purchase Plan at any time and his or her accumulated payroll deductions will be refunded immediately.

     The participant's purchase right will immediately terminate upon his or her cessation of employment or loss of eligible employee status. Any payroll deductions which the participant may have made for the semi-annual period in which such cessation of employment or loss of eligibility occurs will be refunded and will not be applied to the purchase of Common Stock.

SHAREHOLDER RIGHTS

     No participant will have any shareholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant's behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

ASSIGNABILITY

     No purchase rights will be assignable or transferable by the participant, and the purchase rights will be exercisable only by the participant.

CHANGE IN CONTROL

     In the event the Company is acquired by merger or asset sale, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such acquisition. The purchase price will be the lesser of
(i) eighty-five percent (85%) of the fair market value per share of Common Stock on the participant's entry date into the offering period in which such acquisition occurs or (ii) eighty-five percent (85%) of the fair market value per share of Common Stock immediately prior to such acquisition, but in no event will the clause (i) fair market value for any participant whose entry date is other than the start date of the offering period be less than the fair market value per share of Common Stock on the start date of the offering period in which such acquisition occurs.

SHARE PRO-RATION

     Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Purchase Plan, then the Plan Administrator will make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, will be refunded.

AMENDMENT AND TERMINATION

     The Purchase Plan will terminate upon the earliest of (i) the last business day in January 2005, (ii) the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights or (iii) the date on which all purchase rights are exercised in connection with an acquisition of the Company.

     The Board may at any time alter, suspend or discontinue the Purchase Plan. However, the Board may not, without shareholder approval, (i) increase the number of shares issuable under the Purchase Plan or the maximum number of shares purchasable per participant on any one semi-annual purchase date, except in connection with certain changes in the Company's capital structure, (ii) alter the purchase price formula so as to reduce the purchase price, (iii) materially increase the benefits accruing to participants or (iv) materially modify the requirements for eligibility to participate in the Purchase Plan.

FEDERAL TAX CONSEQUENCES

     The Purchase Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased shares.

     If the participant sells or otherwise disposes of the purchased shares within two (2) years after his or her entry date into the offering period in which such shares were acquired or within one (1) year after the semi-annual purchase date on which those shares were actually acquired, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. Any gain or loss in excess of the amount treated as ordinary income will be characterized as capital gains.

     If the participant sells or disposes of the purchased shares more than two
(2) years after his or her entry date into the offering period in which the shares were acquired and more than one (1) year after the semi-annual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) 15% of the fair market value of the shares on the participant's entry date into that offering period; and any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.

     If the participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) 15% of the fair market value of the shares on his or her entry date into the offering period in which those shares were acquired will constitute ordinary income in the year of death.

ACCOUNTING TREATMENT

     Under current accounting rules, the issuance of Common Stock under the Purchase Plan will not result in a compensation expense chargeable against the Company's reported earnings. However, the Company must disclose, in footnotes to the Company's financial statements, the impact the purchase rights granted under the Purchase Plan would have upon the Company's reported earnings were the value of those purchase rights treated as compensation expense.

STOCK ISSUANCES

     The table below shows, as to each of the Company's executive officers named in the Summary Compensation Table and the various indicated groups, the number of shares of Common Stock purchased under the Purchase Plan between the November 20, 1995 effective date of the Purchase Plan and January 29, 1999, together with the weighted average purchase price paid per share.

                           PURCHASE PLAN TRANSACTIONS

                                                            NUMBER OF       WEIGHTED AVERAGE
                         NAME                            PURCHASED SHARES    PURCHASE PRICE
                         ----                            ----------------   ----------------
Norman H. Pond, Chairman of the Board, President and
  Chief Executive Officer..............................           --                 --
Charles B. Eddy III, Vice President, Finance and
  Administration, Chief Financial Officer, Treasurer
  and Secretary........................................        4,475             $5.920
Robert D. Hempstead, Chief Operating Officer...........        3,750             $8.830
All executive officers as a group......................        8,225             $7.246
All employees, including current officers who are not
  executive officers, as a group.......................      403,739             $6.265

NEW PLAN BENEFITS

     As of January 29, 1999, no purchase rights had been granted under the Purchase Plan on the basis of the 500,000 share increase which is the subject of this Proposal No. 2.

SHAREHOLDER APPROVAL

     The affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting will be required for approval of the amendment to increase the share reserve under the Purchase Plan by an additional 500,000 shares. Should such shareholder approval not be obtained, then no purchase rights will be granted under the Purchase Plan on the basis of the 500,000 share increase, and the Purchase Plan will continue in effect until the available reserve of Common Stock under the Purchase Plan as last approved by the shareholders is issued.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AMENDMENT TO THE PURCHASE PLAN.

                                PROPOSAL NO. 3:

                  RATIFICATION OF INDEPENDENT PUBLIC AUDITORS

     The Company is asking the shareholders to ratify the selection of Ernst & Young LLP as the Company's independent public auditors for the fiscal year ending December 31, 1999. The affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting (provided that such affirmative vote also constitutes a majority of the required quorum) will be required to ratify the selection of Ernst & Young LLP.

     In the event the shareholders fail to ratify the appointment, the Audit Committee of the Board of Directors will reconsider its selection of auditors for the fiscal year. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interest of the Company and its shareholders.

     Ernst & Young LLP has audited the Company's financial statements annually since 1991. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT PUBLIC AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of January 29, 1999 by (i) all persons known by the Company to be beneficial owners of five percent (5%) or more of its outstanding Common Stock based upon a review of 13G filings made with the Securities and Exchange Commission during 1998, (ii) each director of the Company and each nominee for director, (iii) the Chief Executive Officer and each of the two other executive officers of the Company serving as such as of the end of the last fiscal year whose compensation for such year was in excess of $100,000, and (iv) all executive officers and directors of the Company as a group.

                                                               AMOUNT AND NATURE OF
                                                              BENEFICIAL OWNERSHIP(1)
                                                        -----------------------------------
         NAME AND ADDRESS OF BENEFICIAL OWNER           NUMBER OF SHARES   PERCENT OWNED(2)
         ------------------------------------           ----------------   ----------------
Kaiser Aerospace and Electronics......................     5,600,000             46.9%
  950 Tower Lane, Suite 800
  Foster City, CA 94404
Norman H. Pond(3).....................................     1,053,433              8.7%
  3550 Basset Street
  Santa Clara, CA 95054
Charles B. Eddy(4)....................................       147,807              1.2%
Robert D. Hempstead(5)................................        87,332                *
Ed Durbin(6)..........................................     5,619,500             47.0%
David N. Lambeth(7)...................................        15,000                *
H. Joseph Smead(8)....................................     5,622,683             47.0%
All directors and executive officers as a group (6
  persons)(9).........................................     6,945,755             56.5%

---------------
 *  Less than 1%

(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock. The number of shares beneficially owned includes Common Stock of which such individual has the right to acquire beneficial ownership either currently or within 60 days after January 29, 1999, including, but not limited to, upon the exercise of an option.

(2) Percentage of beneficial ownership is based upon 11,943,145 shares of Common Stock, all of which were outstanding on January 29, 1999. For each individual, this percentage includes Common Stock of which such individual has the right to acquire beneficial ownership either currently or within 60 days of January 29, 1999, including, but not limited to, upon the exercise of an option; however, such Common Stock is not considered outstanding for the purpose of computing the percentage owned by any other individual as required by General Rule 13d-3(d)(1)(i) under the Securities Exchange Act of 1934.

(3) Includes 860,100 shares held by the Norman Hugh Pond and Natalie Pond Trust DTD 12/23/80 and 30,000 shares held by the Pond 1996 Charitable Remainder Unitrust, both of whose trustees are Norman Hugh Pond and Natalie Pond, and options exercisable for 163,333 shares of Common Stock outstanding under the Company's 1995 Plan.

(4) Includes options exercisable for 65,166 shares of Common Stock under the 1995 Plan.

(5) Includes options exercisable for 83,332 shares of Common Stock under the 1995 Plan.

(6) Includes options exercisable for 17,500 shares of Common Stock under the 1995 Plan and 5,600,000 shares held by Kaiser. Mr. Durbin is a director of the Company and an officer and shareholder of KSI, which owns all the outstanding stock of Kaiser, and holds voting and investment powers over the shares of the Company held by Kaiser. Mr. Durbin disclaims beneficial ownership of the shares of the Company held by Kaiser except as to his pecuniary interest as a shareholder of KSI.

(7) Includes options exercisable for 15,000 shares of Common Stock under the 1995 Plan.

(8) Includes options exercisable for 7,500 shares of Common Stock under the 1995 Plan and 5,600,000 shares held by Kaiser. Mr. Smead is a director of the Company and an officer and shareholder of KSI, which owns all the outstanding stock of Kaiser, and holds voting and investment powers over the shares of the Company held by Kaiser. Mr. Smead disclaims beneficial ownership of the shares of the Company held by Kaiser except as to his pecuniary interest as a shareholder of KSI.

(9) Includes options exercisable for 351,831 shares of Common Stock under the 1995 Plan.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership on Form 3 and reports of changes in ownership on Form 4 or Form 5 of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent (10%) shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the fiscal year ended December 31, 1998, its officers, directors and holders of more than 10% of the Company's common stock complied with all Section 16(a) filing requirements, with the following exceptions. Director Edward Durbin inadvertently failed to file one report of a change in beneficial ownership on a timely basis for two transactions. Director
H. Joseph Smead inadvertently failed to file one report of a change in beneficial ownership on a timely basis for one transaction.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning the compensation earned, by (i) the Company's Chief Executive Officer and (ii) each of the two other executive officers of the Company whose salary and bonus was in excess of $100,000 for the 1998 fiscal year, for services rendered in all capacities to the Company and its subsidiaries for each of the last three fiscal years. Such individuals are referred to as the "Named Executive Officers". No executive officer who would have otherwise been includible in such table on the basis of salary and bonus earned for the 1998 fiscal year resigned or terminated employment during that fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                                                         COMPENSATION
                                             ANNUAL COMPENSATION            AWARDS
                                        ------------------------------   ------------
                                                                          SECURITIES
                                                                          UNDERLYING        ALL OTHER
     NAME AND PRINCIPAL POSITION        YEARS   SALARY($)(1)    BONUS     OPTIONS(#)     COMPENSATION(2)
     ---------------------------        -----   ------------   -------   ------------    ---------------
Norman H. Pond........................  1998      $291,722          --          --           $4,431
  President and Chief                   1997       330,994          --          --            3,269
  Executive Officer                     1996       287,903          --          --            2,574
Charles B. Eddy III...................  1998       166,327          --       7,500(4)         1,146
  Vice President, Finance and           1997       160,298          --       7,500            1,131
  Administration, Chief Financial       1996       137,696          --          --            1,056
  Officer Treasurer and Secretary
Robert D. Hempstead(3)................  1998       260,579          --      15,000(4)         2,651
  Chief Operating Officer               1997       244,672          --      15,000            1,825
                                        1996       142,798     $50,000     250,000            1,413

---------------
(1) Includes salary deferral contributions to the Company's 401(k) Plan.

(2) The indicated amount for each Named Executive Officer is comprised of the contributions made by the Company on behalf of such individual to the Company's 401(k) Plan, which match part of such officer's salary deferral contributions to that plan, plus the cost of any life insurance in excess of $50,000 paid by the Company.

(3) Dr. Hempstead joined the Company on April 29, 1996 as Chief Operating Officer. He was paid a bonus upon beginning employment with the Company.

(4) These options were granted under an exchange program approved by the Company in the third quarter of 1998. Under the exchange program, each employee that held options granted between August 19, 1996 and July 31, 1998 was given the opportunity to exchange their options for newly granted stock options. The new option is for the same number of shares as originally granted, but the vesting period starts on the day the new option is granted. These options were granted in exchange for the options granted in 1997.

STOCK OPTIONS

     The following table contains information concerning the stock option grants made to each of the Named Executive Officers during the fiscal year ended December 31, 1998. Except for the limited stock appreciation rights described in footnote (2) below, no stock appreciation rights were granted to those individuals during such year.

                                                                                         POTENTIAL REALIZABLE
                                                                                                 VALUE
                                                                                        AT ASSUMED ANNUAL RATES
                                                                                            OF STOCK PRICE
                                                                                        APPRECIATION FOR OPTION
                                                 INDIVIDUAL GRANTS                              TERM(1)
                               ------------------------------------------------------   -----------------------
                               NUMBER OF     PERCENT OF
                               SECURITIES   TOTAL OPTIONS     EXERCISE
                               UNDERLYING    GRANTED TO          OR
                                OPTIONS     EMPLOYEES IN     BASE PRICE    EXPIRATION
            NAME               GRANTED(2)       1998        ($/SHARE)(3)      DATE        5%($)        10%($)
            ----               ----------   -------------   ------------   ----------   ---------    ----------
Norman H. Pond...............        --           --               --             --          --            --
Charles B. Eddy III(4).......     7,500          1.1%          $7.938       08/24/08     $37,435      $ 94,874
Robert D. Hempstead(4).......    15,000          2.2%           6.625       09/01/08      62,496       158,378

---------------
(1) There can be no assurance that the actual stock price appreciation over the 10-year option term will be at the 5% and 10% assumed annual rates of compounded stock price appreciation or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the Named Executive Officer.

(2) Option shares generally vest in a series of five (5) successive equal annual installments upon the optionee's completion of each year of service over the five-year period measured from the grant date. In addition, the option shares vest in full upon an acquisition of the Company by merger or asset sale, unless such option is assumed by the acquiring entity. Each option has a maximum term of 10 years measured from the option grant date, subject to earlier termination following the optionee's cessation of service with the Company. Each option also includes a limited stock appreciation right which provides the optionee with a right, exercisable upon the successful completion of a hostile tender offer for fifty percent or more of the Company's outstanding voting securities, to surrender the option to the Company, to the extent the option is at that time exercisable for vested shares, in return for a cash distribution per surrendered option share equal to the excess of (i) the highest price per share of Common Stock paid in the hostile tender offer over (ii) the option exercise price payable per share.

(3) The exercise price may be paid in cash, in shares of the Company's Common Stock valued at fair market value on the exercise date, or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, plus any Federal and state income tax liability incurred by the optionee in connection with such exercise.

(4) These options were granted under an exchange program approved by the Company in the third quarter of 1998. Under the exchange program, each employee that held options granted between August 19, 1996 and July 31, 1998 was given the opportunity to exchange their options for newly granted stock options. The new option is for the same number of shares as originally granted, but the vesting period starts on the day the new option is granted.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth information concerning option exercises and option holdings for the 1998 fiscal year by each of the Named Executive Officers. Except for the limited stock appreciation rights described in footnote
(2) to the Stock Options table above, no stock appreciation rights were outstanding at the end of that year.

                                                                            NUMBER OF
                                                                            SECURITIES            VALUE OF
                                                                            UNDERLYING          UNEXERCISED
                                                                           UNEXERCISED          IN-THE-MONEY
                                                                         OPTIONS/SARS AT      OPTIONS/SARS AT
                                                                        FISCAL YEAR-END(#)   FISCAL YEAR-END(#)
                                  SHARES ACQUIRED                          EXERCISABLE/         EXERCISABLE/
              NAME                ON EXERCISE(#)    VALUE REALIZED(1)    UNEXERCISABLE(2)     UNEXERCISABLE(3)
              ----                ---------------   -----------------   ------------------   ------------------
Norman H. Pond..................        --                 --             104,669/58,664       $39,251/21,999
Charles B. Eddy III.............        --                 --              24,210/48,456       $54,340/15,359
Robert D. Hempstead.............        --                 --             83,332/181,668       $          0/0

---------------
(1) Equal to the fair market value of the purchased shares on the option exercise date less the exercise price paid for those shares.

(2) Certain of such options are immediately exercisable for all option shares, in which case any shares purchased under those options are subject to repurchase by the Company, at the original exercise price paid per share, upon the optionee's cessation of service with the Company prior to vesting in such shares. All shares subject to such options are included in the exercisable amount provided above. As of December 31, 1998, the repurchase right had lapsed as to 60,667 of Mr. Pond's option shares and 24,210 of Mr. Eddy's option shares.

(3) Based on the market price of $6.375 per share, which was the closing selling price per share of the Company's Common Stock on the Nasdaq National Market on the last day of the 1998 fiscal year, less the exercise price payable for such shares. Options for which the exercise price is greater than $6.375 are excluded from this calculation.

TEN YEAR OPTION/SAR REPRICINGS

     The following table sets forth information concerning repricings of options and SAR's held by each of the Named Executive Officers during the last ten completed fiscal years.

                                                                                                   LENGTH OF
                                                          MARKET                                   ORIGINAL
                                          NUMBER OF       PRICE         EXERCISE                  OPTION TERM
                                          OPTIONS/     OF STOCK AT      PRICE AT                   REMAINING
                                            SAR'S        TIME OF        TIME OF        NEW        AT DATE OF
                                         REPRICED OR   REPRICING OR   REPRICING OR   EXERCISE    REPRICING OR
            NAME                DATE       AMENDED      AMENDMENT      AMENDMENT      PRICE        AMENDMENT
            ----               -------   -----------   ------------   ------------   --------   ---------------
Norman H. Pond...............       --         --             --             --           --                 --
Charles B. Eddy III..........  8/24/98      7,500         $7.938        $10.000       $7.938    9 years 93 days
Robert D. Hempstead..........  9/01/98     15,000         $6.625        $10.000       $6.625    9 years 85 days

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") administers the Companys compensation policies and programs and has primary responsibility for executive compensation matters, including the establishment of the base salaries of the Company's executive officers, the approval of individual bonuses and bonus programs for executive officers and the administration of certain employee benefit programs. In addition, the Committee has exclusive responsibility for administering the Company's 1995 Stock Option/Stock Issuance Plan, under which stock option grants and direct stock issuances may be made to executive officers and other employees. The Committee during 1998 was comprised of two non-employee directors. The following is a summary of policies which the Committee applies in setting the compensation levels for the Company's executive officers.

     GENERAL COMPENSATION POLICY. The overall policy of the Committee is to offer the Company's executive officers competitive compensation opportunities based upon their personal performance, the financial performance of the Company and their contribution to that performance. Each executive officer's compensation package is generally comprised of base salary, which is determined on the basis of the individual's position and responsibilities with the Company, the level of his or her performance, and the financial performance of the Company, and incentive performance awards payable in cash and stock options.

     FACTORS. The primary factors which the Committee considers in establishing the components of each executive officer's compensation package are summarized below.

     BASE SALARY. In setting the base salary for each executive officer, the Committee takes into account comparative compensation data for a select group of companies. Companies are included within the survey group on the basis of a number of factors, such as their size and organizational structure, the nature of their businesses, the geographic regions in which they operate, the composition of their compensation programs (including the extent to which they rely on other contingent forms of compensation), the extent to which they compete with the Company for executive talent and the availability of information concerning their compensation practices. On the basis of the compiled data, the Committee sets the base salary of each executive officer at a level which is competitive with the salaries of individuals in similar positions at the surveyed companies.

     In determining base salary levels of each executive officer, the Committee also takes into account the performance of the Company. In 1998, the Company's declining revenue and profit levels led the Committee to reduce the base salary of each executive officer in the second half of the year. Those reductions were still in place for the start of 1999.

     INCENTIVE COMPENSATION. At the end of each fiscal year the Compensation Committee evaluates each executive officer's base salary, the level of his performance, and the performance of the Company, and determines for each individual executive officer the amount of any cash incentive bonus to be paid to such executive officer. For fiscal year 1998, no year-end cash incentive bonuses were paid.

     LONG-TERM STOCK-BASED INCENTIVE COMPENSATION. Long-term incentives are provided through stock option grants. The grants are designed to align the interests of each executive officer with those of the shareholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years). Each option generally becomes exercisable in installments over a five-year period, contingent on the officer's continued employment with the Company. Accordingly, the option provides a return to the executive officer only if the market price of the shares appreciates over the option term and the officer continues in the Company's employ.

     The size of the option grant to each executive officer is designed to create a meaningful opportunity for stock ownership and is based upon the executive officer's current position with the Company, internal comparability with option grants made to other Company executives, the executive officer's current level of performance and the executive officer's potential for future responsibility and promotion over the option term. The Committee also takes into account the number of vested and unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Committee does not adhere to any specific guidelines as to the relative option holdings of the Company's executive officers.

     CEO COMPENSATION. The compensation payable to Mr. Pond, the Company's Chief Executive Officer during fiscal year 1998, was determined by the Committee. His base salary was set at a level which the Committee felt would be competitive with the base salary levels in effect for chief executive officers at similarly-sized companies within the industry. During 1998, Mr. Pond's base salary was reduced in response to the Company's declining revenue and profit levels. This reduction was still in place for the start of 1999.

     COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. The compensation paid to the Company's executive officers for the 1998 fiscal year did not exceed the $1 million limit per officer, and it is not expected the compensation to be to the Company's executive officers for the 1999 fiscal year will exceed that limit. In addition, the Company's 1995 Stock Option/Stock Issuance Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of his or her outstanding options under the 1995 Plan will qualify as performance-based compensation which will not be subject to the $1 million limitation.

     Submitted by the Compensation Committee of the Company's Board of
Directors:

       David N. Lambeth & H. Joseph Smead, Compensation Committee Members

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company's Board of Directors was formed on September 14, 1995 and during 1998 was comprised of David N. Lambeth and H. Joseph Smead. Neither of these individuals was at any time during fiscal 1998, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
                        AND CHANGE-IN-CONTROL AGREEMENTS

     None of the Company's executive officers has an employment agreement with the Company, and each individual's employment may be terminated at any time at the discretion of the Board of Directors. Pursuant to the express provisions of the 1995 Stock Option/Stock Issuance Plan (the "1995 Plan"), the outstanding options under the 1995 Plan held by the Chief Executive Officer and the Company's other executive officers will immediately accelerate in full, and all unvested shares of Common Stock at the time held by such individuals under the 1995 Plan will immediately vest, if their employment were to be terminated (whether involuntarily or through a forced resignation) within twelve (12) months after any acquisition of the Company by merger or asset sale in which those options and shares did not otherwise vest. In addition, the Compensation Committee of the Board of Directors has the authority as Administrator of the 1995 Plan to provide for the accelerated vesting of the outstanding options under the 1995 Plan held by the Chief Executive Officer and the Company's other executive officers, and the immediate vesting of all unvested shares of Common Stock at the time held by such individuals under the 1995 Plan, if their employment were to be terminated (whether involuntarily or through a forced resignation) following a hostile take-over of the Company effected through a successful tender offer for more than fifty percent (50%) of the Company's outstanding Common Stock or through a change in the majority of the Board as a result of one or more contested elections for Board membership.

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Common Stock of the Company with that of the NASDAQ Stock Market Total Return Index, a broad market index published by the Center for Research in Security Prices ("CRSP"), and the NASDAQ Computer Manufacturers Stock Total Return Index compiled by CRSP. The comparison for each of the periods assumes that $100 was invested on November 21, 1995 (the date of the Company's initial public offering) in the Company's Common Stock, the stocks included in the NASDAQ Stock Market Total Return Index and the stocks included in the NASDAQ Computer Manufacturers Stock Total Return Index. These indices, which reflect formulas for dividend reinvestment and weighing of individual stocks, do not necessarily reflect returns that could be achieved by individual investors.

         COMPARISON OF CUMULATIVE TOTAL RETURN SINCE NOVEMBER 21, 1995
           AMONG INTEVAC, NASDAQ STOCK MARKET TOTAL RETURN INDEX AND
                NASDAQ COMPUTER MANUFACTURERS TOTAL RETURN INDEX

                                                                                                                NASDAQ
                                                                                    NASDAQ STOCK               COMPUTER
                                                                                  MARKET US TOTAL            MANUFACTURERS
                                                       INTEVAC INC.                RETURN INDEX           TOTAL RETURN INDEX
                                                       -----------                 ------------           ------------------
Nov 21                                                    1.000                       1.000                       1.000
Nov 30                                                    1.100                       1.035                       1.054
Dec 29                                                    1.060                       1.029                       0.993
Jan 31                                                    1.180                       1.034                       0.996
Feb 29                                                    1.200                       1.074                       1.096
Mar 29                                                    1.160                       1.077                       1.023
Apr 30                                                    2.500                       1.167                       1.172
May 31                                                    3.440                       1.220                       1.252
Jun 28                                                    2.360                       1.165                       1.150
Jul 31                                                    2.000                       1.061                       1.032
Aug 30                                                    1.860                       1.121                       1.104
Sep 30                                                    2.720                       1.206                       1.268
Oct 31                                                    2.320                       1.193                       1.273
Nov 29                                                    2.560                       1.267                       1.386
Dec 31                                                    2.720                       1.266                       1.331
Jan 31                                                    2.960                       1.356                       1.449
Feb 28                                                    2.520                       1.281                       1.247
Mar 31                                                    2.240                       1.197                       1.119
Apr 30                                                    2.080                       1.234                       1.165
May 30                                                    2.440                       1.374                       1.434
Jun 30                                                    1.920                       1.416                       1.446
Jul 31                                                    2.020                       1.566                       1.760
Aug 29                                                    2.280                       1.564                       1.754
Sep 30                                                    2.260                       1.656                       2.622
Oct 31                                                    2.070                       1.570                       1.679
Nov 28                                                    1.600                       1.578                       1.696
Dec 31                                                    1.560                       1.553                       1.610
Jan 30                                                    1.455                       1.602                       1.757
Feb 27                                                    1.380                       1.752                       1.990
Mar 31                                                    1.230                       1.817                       1.981
Apr 30                                                    1.610                       1.848                       2.124
May 29                                                    1.520                       1.746                       2.075
Jun 30                                                    1.720                       1.869                       2.350
Jul 31                                                    1.480                       1.850                       2.464
Aug 31                                                    1.020                       1.487                       2.139
Sep 30                                                    1.140                       1.692                       2.578
Oct 30                                                    1.300                       1.762                       2.678
Nov 30                                                    1.220                       1.935                       2.936
Dec 31                                                    1.020                       2.183                       3.502

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding Compensation Committee Report on Executive Compensation and the preceding Performance Graph shall not be incorporated by reference into any such filings; nor shall such report or graph be incorporated by reference into any future filings.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders which are intended to be presented at the Company's annual meeting of shareholders to be held in 2000 must be received by the Company no later than December 1, 1999 in order to be included in the proxy statement and proxy relating to that meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ CHARLES B. EDDY III

                                          CHARLES B. EDDY III
                                          Vice President, Finance and
                                          Administration,
                                          Chief Financial Officer, Treasurer and
                                          Secretary

March 30, 1999

                                                                      1457-PS-99

                                  INTEVAC, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                            AS AMENDED JANUARY, 1999


        I.     PURPOSE OF THE PLAN

               This Employee Stock Purchase Plan is intended to promote the interests of Intevac, Inc. by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll-deduction based employee stock purchase plan designed to qualify under
Section 423 of the Code.

               Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

        II.    ADMINISTRATION OF THE PLAN

               The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

        III.   STOCK SUBJECT TO PLAN

               A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed one million (1,000,000) shares.

               B. Should any change be made to the Common Stock by reason of any stock split stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan,
(ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

        IV.    OFFERING PERIODS

               A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

               B. Each offering period shall be of such duration (not to exceed twenty-four (24) months) as determined by the Plan Administrator prior to the start date. However, the initial offering period shall commence at the Effective Time and terminate on the last business day in January 1998. The next offering period shall commence on the first business day in February 1998, and subsequent offering periods shall commence as designated by the Plan Administrator.

               C. Each offering period shall be comprised of a series of one or more successive Purchase Intervals. Purchase Intervals shall run from the first business day in February to the last business day in July each year and from the first business day in August each year to the last business day in January of the following year. However, the first Purchase Interval in effect under the initial offering period shall commence at the Effective Time and terminate on the last business day in July 1996.

               D. Should the Fair Market Value per share of Common Stock on any Purchase Date within an offering period be less than the Fair Market Value per share of Common Stock on the start date of that offering period, then that offering period shall automatically terminate immediately after the purchase of shares of Common Stock on such Purchase Date, and a new offering period shall commence on the next business day following such Purchase Date. The duration of that new offering period shall be established by the Plan Administrator within five (5) business days following such start date.

        V.     ELIGIBILITY

               A. Each individual who is an Eligible Employee on the start date of any offering period under the Plan may enter that offering period on such start date or on any subsequent Semi-Annual Entry Date within that offering period, provided he or she remains an Eligible Employee.

               B. Each individual who first becomes an Eligible Employee after the start date of an offering period may enter that offering period on any subsequent Semi-Annual Date within that offering period on which he or she is an Eligible Employee.

               C. The date an individual enters an offering period shall be designated his or her Entry Date for purposes of that offering period.

               D. To participate in the Plan for a particular offering period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) on or before his or her scheduled Entry Date.

        VI.    PAYROLL DEDUCTIONS

               A. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during an offering period may be any multiple of one percent (1%) of the Base Salary paid to the Participant during each Purchase Interval within that offering period, up to a maximum of ten percent (10%). The deduction rate so authorized shall continue in effect throughout the offering period, except to the extent such rate is changed in accordance with the following guidelines:

                             (i) The Participant may, at any time during the offering period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per Purchase Interval.

                             (ii) The Participant may, prior to the commencement of any new Purchase Interval within the offering period, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the ten percent (10%) maximum) shall become effective as of the start date of the first Purchase Interval following the filing of such form.

               B. Payroll deductions shall begin on the first pay day following the Participant's Entry Date into the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period. The amounts so collected shall be credited to the Participant's book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

               C. Payroll deductions shall automatically cease upon the termination of the Participant's purchase right in accordance with the provisions of the Plan.

               D. The Participant's acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant's acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different offering period.

        VII.   PURCHASE RIGHTS

               A. GRANT OF PURCHASE RIGHT. A Participant shall be granted a separate purchase right for each offering period in which he or she participates. The purchase right shall be granted on the Participant's Entry Date into the offering period and shall provide the Participant with the right to purchase shares of Common Stock, in a series of successive installments over the remainder of such offering period, upon the terms set forth below. The

Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

               Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

               B. EXERCISE OF THE PURCHASE RIGHT. Each purchase right shall be automatically exercised in installments on each successive Purchase Date within the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant (other than any Participant whose payroll deductions have previously been refunded in accordance with the Termination of Purchase Right provisions below) on each such Purchase Date. The purchase shall be effected by applying the Participant's payroll deductions for the Purchase Interval ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

               C. PURCHASE PRICE. The purchase price per share at which Common Stock will be purchased on the Participant's behalf on each Purchase Date within the offering period shall not be less than eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant's Entry Date into that offering period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date. However, for each Participant whose Entry Date is other than the start date of the offering period, the clause
(i) amount shall in no event be less than the Fair Market Value per share of Common Stock on the start date of that offering period. The Plan Administrator shall establish the exact percentage for each offering period prior to the start date of that period.

               D. NUMBER OF PURCHASABLE SHARES. The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the offering period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Interval ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed seven hundred fifty (750) shares, subject to periodic adjustments in the event of certain changes in the Corporation's capitalization.

               E. EXCESS PAYROLL DEDUCTIONS. Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable by the Participant on the Purchase Date shall be promptly refunded.

               F. TERMINATION OF PURCHASE RIGHT. The following provisions shall govern the termination of outstanding purchase rights:

                             (i) A Participant may, at any time prior to the next scheduled Purchase Date in the offering period, terminate his or her outstanding purchase right by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right Any payroll deductions collected during the Purchase Interval in which such termination occurs shall be refunded as soon as possible.

                            (ii) The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the offering period for which the terminated purchase right was granted. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled Entry Date into that offering period

                           (iii) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant's payroll deductions for the Purchase Interval in which the purchase right so terminates shall be immediately refunded. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the last business day of the Purchase Interval in which such leave commences, to (a) withdraw all the payroll deductions collected to date on his or her behalf for that Purchase Interval or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date. In no event, however, shall any further payroll deductions be collected on the Participant's behalf during such leave. Upon the Participant's return to active service, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began.

               G. CORPORATE TRANSACTION. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Corporate Transaction, by applying the payroll deductions of each Participant for the Purchase Interval in which such Corporate Transaction occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) (or such greater percentage as the Plan Administrator may have established for the offering period in which the Corporate Transaction occurs) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant's Entry Date into the offering period in which such Corporate Transaction occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Corporate Transaction. However, the applicable limitation on the number of shares of Common

Stock purchasable per Participant shall continue to apply to any such purchase, and the clause (i) amount above shall not, for any Participant whose Entry Date for the offering period is other than the start date of that offering period, be less than the Fair Market Value per share of Common Stock on that start date.

               The Corporation shall use its best efforts to provide at least ten (10)-days prior written notice of the occurrence of any Corporate Transaction, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Corporate Transaction.

               H. PRORATION OF PURCHASE RIGHTS. Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

               I. ASSIGNABILITY. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

               J. STOCKHOLDER RIGHTS. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

        VIII.  ACCRUAL LIMITATIONS

               A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

               B. For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

                           (i) The right to acquire Common Stock under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period on which such right remains outstanding.

                           (ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

               C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions which the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.

               D. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

        IX.    EFFECTIVE DATE AND TERM OF THE PLAN

               A. The Plan was adopted by the Board on September 14, 1995 and subsequently approved by the stockholders in October 1995. The Plan became effective at the Effective Time. On March 18, 1997, the Board of Directors authorized an increase in the number of shares of Common Stock reserved for issuance under the Plan from two hundred fifty thousand (250,000) to five hundred thousand (500,000) shares. This increase was approved by the stockholders at the 1997 Annual Meeting.

               B. On January 25, 1999, the Board of Directors authorized an increase in the number of shares of Common Stock reserved for issuance under the Plan from five hundred thousand (500,000) to one million (1,000,000) shares, subject to stockholder approval at the 1999 Annual Meeting. No purchase rights shall be granted under the Plan in reliance on such five hundred thousand (500,000) share increase, and no shares of Common Stock shall be issued on the basis of such increase, unless and until such increase has been approved by the Corporation's stockholders at the 1999 Annual Meeting.

               C. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the last business day in January 2005, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Corporate Transaction. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

        X.     AMENDMENT OF THE PLAN

               The Board may alter, amend, suspend or discontinue the Plan at any time to become effective immediately following the close of any Purchase Interval. However, the Board may not, without the approval of the Corporation's stockholders, (i) materially increase the number of shares of Common Stock issuable under the Plan or the maximum number of shares purchasable per Participant on any one Purchase Date, except for permissible adjustments in the event of certain changes in the Corporation's capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan, or (iii) materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan.

        XI.    GENERAL PROVISIONS

               A. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation.

               B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

               C. The provisions of the Plan shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

                                   SCHEDULE A

                          CORPORATIONS PARTICIPATING IN
                          EMPLOYEE STOCK PURCHASE PLAN
                            AS OF THE EFFECTIVE TIME

                                  Intevac, Inc.

                                    APPENDIX

               The following definitions shall be in effect under the Plan:

               A. BASE SALARY shall mean the regular base salary paid to a Participant by one or more Participating Companies during such individual's period of participation in one or more offering periods under the Plan, plus any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. The following items of compensation shall not be included in Base Salary: (i) all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit-sharing distributions and other incentive-type payments and (ii) any and all contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant's behalf by the Corporation or any Corporate Affiliate under any employee benefit or welfare plan now or hereafter established.

               B. BOARD shall mean the Corporation's Board of Directors.

               C. CODE shall mean the Internal Revenue Code of 1986, as amended.

               D. COMMON STOCK shall mean the Corporation's common stock.

               E. CORPORATE AFFILIATE shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section
424), whether now existing or subsequently established.

               F. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

                    (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

                    (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation.

               G. CORPORATION shall mean Intevac, Inc., a California corporation, and any corporate successor to all or substantially all of the assets or voting stock of Intevac, Inc. which shall by appropriate action adopt the Plan.

               H. EFFECTIVE TIME shall mean November 21, 1995, the time at which the Underwriting Agreement was executed and finally priced. Any Corporate Affiliate which becomes a Participating Corporation after such Effective Time shall designate a subsequent Effective Time with respect to its employee-Participants.

               I. ELIGIBLE EMPLOYEE shall mean any person who is employed by a Participating Company on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code Section 3401(a).

               J. ENTRY DATE shall mean the date an Eligible Employee first commences participation in the offering period in effect under the Plan. The earliest Entry Date under the Plan shall be the Effective Time.

               K. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                    (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                    (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (iii) For purposes of the initial offering period which begins at the Effective Time, the Fair Market Value shall be deemed to be equal to the price per share at which the Common Stock is sold in the initial public offering pursuant to the Underwriting Agreement.

               L. 1933 ACT shall mean the Securities Act of 1933, as amended.

               M. PARTICIPANT shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

               N. PARTICIPATING CORPORATION shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan as of the Effective Time are listed in attached Schedule A.

               0. PLAN shall mean the Corporation's Employee Stock Purchase Plan, as set forth in this document.

               P. PLAN ADMINISTRATOR shall mean the committee of two (2) or more Board members appointed by the Board to administer the Plan.

               Q. PURCHASE DATE shall mean the last business day of each Purchase Interval. The initial Purchase Date shall be July 31, 1996.

               R. PURCHASE INTERVAL shall mean each successive six (6)-month period within the offering period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant.

               S. SEMI-ANNUAL ENTRY DATE shall mean the first business day in February and August each year.

               T. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

               U. UNDERWRITING AGREEMENT shall mean the agreement between the Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                                  INTEVAC, INC.

    Norman H. Pond and Charles B. Eddy III, or either of them, are hereby appointed as the lawful agents and proxies of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution) to represent and to vote all shares of capital stock of Intevac, Inc. (the "Company") which the undersigned is entitled to vote at the Company's Annual Meeting of Shareholders on May 13, 1999, and at any adjournments or postponements thereof as follows on the reverse side.





                                      CONTINUED AND TO BE SIGNED ON REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS BELOW. THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR EACH OF THE PROPOSALS BELOW AND, AT THE DISCRETION OF THE PERSONS NAMED AS PROXIES, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

1. The election of all nominees listed below for the Board of Directors, as described in the Proxy Statement:

    NOMINEES: Norman H. Pond, Robert D. Hempstead, Edward Durbin, David N. Lambeth and H. Joseph Smead

              FOR   [  ]                WITHHELD [   ]

    (INSTRUCTION: To withhold authority to vote for any individual nominee, write such name or names in the space provided below.)



2.  Proposal to approve an amendment to the Company's Employee Stock
    Purchase Plan:

              FOR   [ ]     AGAINST    [ ]     ABSTAIN    [ ]

3. Proposal to ratify the appointment of Ernst & Young LLP as independent public auditors of the Company for the fiscal year ending December 31, 1999:

              FOR   [ ]     AGAINST    [ ]     ABSTAIN    [ ]

4. Transaction of any other business which may properly come before the meeting and any adjournment or postponement thereof.


DATE:                         , 1999
     -------------------------


-----------------------------------
(Signature)

-----------------------------------
(Signature if held jointly)

(Please sign exactly as shown on your stock certificate and on the envelope in which this proxy was mailed. When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian or in any other representative capacity, give full title as such and sign your own name as well. If stock is held jointly, each joint owner should sign.)


               PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                     PROMPTLY, USING THE ENCLOSED ENVELOPE.